Calculation of Filing Fee Tables
S-8
Pony AI Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, par value $0.0005 per share	457(a)	43,354,155	$ 8.77	$ 380,215,939.35	0.0001381	$ 52,507.82
Total Offering Amounts:						$ 380,215,939.35		$ 52,507.82
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 52,507.82
Offering Note
[1]	The Class A ordinary shares of Pony AI Inc. (the "Registrant") registered hereunder are represented by the Registrant's American depositary shares ("ADSs"), each representing one Class A ordinary share, par value $0.0005 per share. The registrant's ADSs issuable upon deposit of the Class A ordinary shares have been registered under a separate registration statement on Form F-6 (333- 283216). The amount registered represents Class A ordinary shares which are issuable upon exercise of options and pursuant to other awards granted under the 2026 Share Scheme (the "Scheme") of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of Class A ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Scheme. The proposed maximum offering price per unit, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$8.77 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq Global Select Market on March 30, 2026. The amount of registration fee has been rounded to the nearest cent.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources